EXHIBIT 23-5


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 and related Prospectus-Proxy Statement and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements and schedules of Health Images, Inc. included or incorporated by reference in its Annual Report or Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                               JOSEPH DECOSIMO AND COMPANY, LLP

Atlanta, Georgia
September 25, 1997